EXHIBIT 99.1

LKQ CORPORATION TO PARTICIPATE AT INVESTOR CONFERENCES IN SEPTEMBER,

OCTOBER AND NOVEMBER OF 2010

CHICAGO, Illinois, September 13, 2010—LKQ Corporation (Nasdaq:LKQX) today announced that members of its senior management will be participating at a number of upcoming investor conferences during the months of September, October and November of 2010.

Upcoming Conferences
Morgan Keegan Industrial / Transportation Conference	September 15, 2010
Drake Hotel, Chicago, Illinois

C.L. King Best Ideas Conference	September 16, 2010
Omni Berkshire Place, New York, New York

2010 Deutsche Bank Leveraged Finance Conference	October 7, 2010
The Phoenician, Scottsdale, AZ

Gabelli Auto Conference	November 3, 2010
Wynn Encore, Las Vegas, NV

Materials used during the presentations and in small group and one-on-one meetings will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation:

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights. LKQ operates approximately 290 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Contact:

Sarah Lewensohn

Director, Investor Relations

312-621-2793

###